Exhibit 23.2

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in this Registration Statement of IMMS, Inc. on Form SB-2, of my report dated October 18, 2006 (included in exhibits to such registration statement) on the financial statements of IMMS, Inc. for the years ended December 31, 2004 and 2005.

In addition, I consent to the reference to me under the heading “Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C. Aurora, Colorado October 30, 2006